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                                 EXHIBIT 99 (a)

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

ACQUISITION OF HOWARD S. LEIGHT & ASSOCIATES, INC.

     On February 27, 1998, Bacou USA Safety, Inc. ("Bacou Safety"), a wholly-owned subsidiary of Bacou USA, Inc. ("Bacou") consummated the following transactions (collectively, the "Leight Acquisition") (i) its acquisition of substantially all of the operating assets of Howard S. Leight & Associates, Inc. (d/b/a Howard Leight Industries) ("Leight"), (ii) its acquisition of all of the capital stock of Howard Leight de Mexico S. A. de C.V. ("Leight Mexico") (except for one share of capital stock which was purchased by Bacou in order to satisfy a statutory requirement that Leight Mexico have two stockholders) from Leight and Howard S. Leight ("H. Leight"), and (iii) its acquisition of all of the capital stock of Howard Leight (Europe) Limited ("Leight Europe") from H. Leight and John Dean. The Leight Acquisition is more fully described in a Form 8-K filed March 13, 1998.

     Leight, together with Leight Mexico and Leight Europe design, manufacture and sell a complete line of hearing protection products, including disposable ear plugs, reusable ear plugs and ear muffs. Leight's principal business location is in San Diego, California. Assets acquired include physical property, intellectual property and working capital. Bacou intends to continue to use acquired physical property for the manufacture of hearing protection products.

     Bacou paid cash consideration of $125.9 million in connection with the closing of the Leight Acquisition, $5.9 million of which represented the refinancing of Leight indebtedness. Funding of the cash consideration was provided by the following: (i) an advance of $110.0 million under Bacou's term loan facility with Banque Nationale de Paris; (ii) an advance of $14.3 million under Bacou's revolving credit line facility with Citizens Bank of Rhode Island; and (iii) the balance from Bacou's cash balances.

ACQUISITION OF COMASEC HOLDINGS, INC.

     On May 3, 1997 Bacou also completed its acquisition of Comasec Holdings, Inc. ("Comasec") and its wholly-owned subsidiary Survivair, Inc. ("Survivair"), a manufacturer of respiratory protection products, for cash consideration of $27.4 million (the "Survivair Acquisition"). The Survivair Acquisition is more fully described in a Form 8-K filed June 16, 1997.

BASIS OF PRESENTATION

     Pro forma statement of income data for the six months ended June 30, 1998 and the year ended December 31, 1997, each included herein, give pro forma effect to the Leight Acquisition as if it had been consummated on January 1, 1997. Pro forma statement of income data for the year ended December 31, 1997 also gives effect to the Survivair Acquisition as if it had been consummated on January 1, 1997.

     The unaudited pro forma information is based on the historical consolidated statements of income of Bacou, Leight and Comasec under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Consolidated Statements of Income. The Unaudited Pro Forma Statements of Income do not give effect to anticipated cost savings, if any, in connection with the acquisitions unless there are specifically identifiable expense reductions that result from the purchase agreements that set forth the acquisitions.

     The unaudited pro forma information should be read in conjunction with the consolidated historical financial statements of Bacou, Leight and Comasec including the respective notes thereto. The unaudited pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined results of operations which would have been realized had the Leight Acquisition and Survivair Acquisition been consummated during the period or as of the date for which the unaudited pro forma data is presented. The unaudited pro forma information is also not indicative of future results of operations.


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UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
Six Months Ended June 30, 1998
(in thousands except earnings per share)


                                                                    Howard S. Leight &
                                                                     Associates, Inc.
                                                Bacou USA, Inc.      and Subsidiaries
                                               Six Months Ended      Two Months Ended       Pro Forma            Pro Forma
                                                 June 30, 1998       February 28, 1998     Adjustments   Ref.   As Adjusted
                                               -----------------     -----------------     -----------   ----   -----------

Net sales                                           $108,379               $ 7,358           $     -              $115,737

Cost of sales                                         52,546                 3,457               (82)     (1)       55,921
                                                    --------               -------           -------              --------

     Gross profit                                     55,833                 3,901                82                59,816

Operating expenses:
  Selling                                             17,410                 1,177                 -                18,587
  General and administrative                          12,059                 1,998              (524)     (2)       13,533
  Purchased in-process research and
     development                                       7,118                     -                 -                 7,118
  Research and development                             1,732                     -                30      (3)        1,762
  Amortization of intangible assets                    3,557                     -               596      (4)        4,153
                                                    --------               -------           -------              --------

     Total operating expenses                         41,876                 3,175               102                45,153
                                                    --------               -------           -------              --------

     Operating income                                 13,957                   726               (20)               14,663

Other expense (income):
  Net interest expense (income)                        2,724                     -             1,291      (5)        4,015
  Net other expense (income)                             (39)                  (23)               23      (6)          (39)
                                                    --------               -------           -------                ------

     Other expense (income), net                       2,685                   (23)            1,314                 3,976
                                                    --------               -------           -------              --------

     Income from continuing operations
       before income taxes                            11,272                   749            (1,334)               10,687

Income taxes                                           4,041                    19              (241)     (7)        3,819
                                                    --------               -------           -------              --------

Net income                                          $  7,231               $   730           $(1,093)             $  6,868
                                                    ========               =======           =======              ========

Basic earnings per share                            $    .41                                                      $    .39
Diluted earnings per share                          $    .41                                                      $    .39

Weighted average shares outstanding:
     Basic                                            17,596                                                        17,596
     Diluted                                          17,688                                                        17,688


See Notes to Unaudited Pro Forma Consolidated Statement of Income


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Notes to Unaudited Pro Forma Consolidated Statement of Income
Six Months Ended June 30, 1998
(in thousands)

COST OF SALES:

(1)  To remove the salary of an employee terminated as a result of the Leight Acquisition.                  $   (10)

     To reclassify the cost of the research and development department from
cost of sales to a separate category of operating expense.                                                  $   (30)

     To reverse historical depreciation and include revised depreciation based upon the expected useful lives and fair value of property and equipment acquired in connection with the Leight Acquisition as follows:

     Remove old depreciation amount                                                             $ (99)
                                                                                                -----
     Add new depreciation amount:                                                     Cost
                                                                                     ------
          Land                                                                       $  998     $   -
          Land improvements (used 75% in manufacturing)     Useful life 10 years     $  200     $   3
          Building (used 75% in manufacturing)              Useful life 40 years     $5,325     $  17
          Machinery and equipment                           Useful life 10 years     $2,130     $  37
                                                                                                -----
          New depreciation                                                                      $  57
                                                                                                -----
          Net depreciation adjustment                                                                       $   (42)
                                                                                                            -------

Decrease in cost of sales                                                                                               $   (82)
                                                                                                                        =======

GENERAL AND ADMINISTRATIVE EXPENSE:

(2)  To remove the salaries of employees, including Howard S. Leight, terminated
     as a result of the Leight Acquisition.                                                                 $  (341)

     To remove the costs of certain equipment rentals and the related maintenance
and operating expenses on that equipment not acquired.                                                      $  (185)

     To record estimated additional expenses to be incurred as a result of the
removal of the equipment rented above.                                                                      $    42

     To record the reduction in executive salaries realized because of new employment contracts with modified incentive programs. For purposes of this adjustment the assumption has been made that the maximum amount of the incentive
will be earned.                                                                                             $   (69)

     To record the annual obligation incurred under a consulting agreement with
Howard S. Leight. This amount includes a direct annual payment of $200 plus the amortization over the term of the agreement of the fair value of stock
options granted to the consultant and immediately vested.                                                   $    45


    To reverse historical depreciation and include revised depreciation based upon the expected useful lives and fair value of property and equipment acquired in connection with the Leight Acquisition as follows:

     Remove old depreciation amount                                                             $ (51)
                                                                                                -----
     Add new depreciation amount:                                                     Cost
                                                                                     ------
          Land                                                                       $  998     $   -
          Land improvements (used 25% in administration)    Useful life 10 years     $  200     $   1
          Building (used 25% in administration)             Useful life 40 years     $5,325     $   5
          Furniture and fixtures                            Useful life 7 years      $  651     $  15
          Computer equipment                                Useful life 3 years      $  198     $  10
          Vehicles                                          Useful life 3 years      $   94     $   4
                                                                                                -----
          New depreciation                                                                      $  35
                                                                                                -----
          Net depreciation adjustment                                                                       $   (16)
                                                                                                            -------

Decrease in general and administrative expenses                                                                         $  (524)



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Notes to Unaudited Pro Forma Consolidated Statement of Income, Continued
Six Months Ended June 30, 1998
(in thousands)


RESEARCH AND DEVELOPMENT EXPENSE:
(3)  To reclassify the cost of the research and development department from cost
of sales to a separate category of operating expense:                                                                   $    30
                                                                                                                        =======
AMORTIZATION OF INTANGIBLES:
(4)  To record amortization expense based upon the expected useful lives and fair value of intangible assets acquired in connection with the Leight Acquisition as follows:
                                              Description                           Cost     Amortization
                                              -----------                           ----     ------------
          Goodwill                                    Useful life of 30 years      $ 12,435     $   69
          Core technology                             Useful life of 20 years      $  9,086     $   76
          Current products and technology             Useful life of 30 years      $ 75,717     $  421
          Other intangible assets                     Useful life of 10 years      $    658     $   11
          Other intangible assets                     Useful life of 30 years      $  3,542     $   19
                                                                                   --------     ------
          Totals                                                                   $101,438     $  596
                                                                                   --------     ------
          New amortization amount                                                                                       $   596
                                                                                                                        -------
INTEREST EXPENSE:
(5)  To record interest expense on the portion of the acquisition price financed with bank borrowings. The interest rate will be set quarterly at an effective rate equal to LIBOR plus 0.5%.


          Amount of indebtedness                                                                            $125,900
          Assumed interest rate on indebtedness                                                               6.1532%
                                                                                                            --------

          Increase in interest expense                                                                                  $ 1,291
                                                                                                                        =======


NET OTHER EXPENSE (INCOME):
(6) To record net other income                                                                                          $    23
                                                                                                                        =======

INCOME TAXES:
(7)  To record the income tax effect on the income reported by Howard S. Leight
& Associates, Inc. if the income was taxed at a rate of 38%. This rate reflects the federal statutory rate of 35% plus the effect of state and local income taxes, less the income tax
paid by Howard S. Leight & Associates, Inc.                                                                 $    266

     To record the income tax effect of the pro forma adjustments at a rate of 38% This rate is based upon a federal statutory rate equal to 35% plus the
effect of state and local income taxes.                                                                     $   (507)
                                                                                                            --------

Decrease in income taxes                                                                                                $ (241)
                                                                                                                        ======





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